Exhibit 10.63

Individual Maximum Amount Guarantee Contract

HuaXia Bank Inc,

Individual Maximum Amount Guarantee Contract

Serial no: NB07Maxium guarantee 720110144-2

PARTY A: (Guarantor): Chunfeng Tao

Certificate type and no: ID card, 440902670616043

Address: Room no 902,97 building, phase 2 ,Donghu Garden

Telephone: 88278655

Post code: 315000

The Company:  Ningbo Keyuan Plastics Co., Ltd.

Company telephone: 86232600

Cell phone: 13806033688

PARTY B (Creditor) Huaxia bank co.ltd Ningbo branch

Address: no 787 Baizhang east road

Post code: 315000

Legal representative/Principal: Kaiwen Wei

Telephone: 87972545                 FAX:87972608

Based on the provisions of the Guaranty Law of the Peoples Republic of China and other related applicable law and regulations. Party B will have several creditor’ right with debtor--- Ningbo Keyuan Plastics Co., Ltd. (hereinafter referred to as “main contract debtor) continuously during the contract period in terms of main contract. Party A is willing to provide guarantee to Party B for the above mentioned creditor’s right (hereinafter referred to as “main creditor right”) within the maximum credit right amounts, both parties signed the contract after mutual agreements.

Part One

Section 1 The type of guaranteed Main creditor’s right, maximum claims amount and period of occurred claims

1.	The form of Main contract under the contract as following:

☒ Party B signed contract______No.____with Main contract debtor, the contract, with its detailed operations ,formed main contract of this contract.

The several ( circulating capital loan contracts) signed continuously between Party B and main contract debtor in the main creditor’s right period pursuant to clause 3 of the contract, all considered to be the main contract of the contract.

2.	The guaranteed maximum credit amount under the contract is: currency: RMB, Amount: 80,000,000, ( the foreign currency is calculated per party B’s listing of foreign exchange rate)

3.	The guaranteed main credit’s duration under this contract is from 13th, SEP,2011---13TH, SEP, 2012.

Section 2 Settlement of disputes

4.	All the disputes between Party A and B for proceed this contract, should be settled with negotiation, the followings can be used if the negotiation is failed,

✓  A to sue to the court of Party B’s place of domicile

☒ B to apply for the arbitration to committee.

5.	If there is a conflict between the settlements chosen by both parties and the settlement stated in the main contract, the settlement in the contract shall prevail.

Section 3 Miscellaneous clause

6.	The other issues both parties agreed_____________________________________

7.	The contract has 3 copies, party A takes one, and Party B takes two copies, Party ___takes ____, all has the same legal power.

Part Two

Section 1 The type of guaranteed Main creditor’s right, maximum creditor’s right amount and period of occurred creditor’s right

8.	The main credit’s business range which party A guaranteed is the same as which stipulated in the contract.

9.	Per the section 2 of the contract, the maximum credit amount is ref to maximum main loan amount balance, it has the several following meanings:

9.1
Main contract debtor’s all outstanding loan amount at anytime( if the business under the main contract are credit card, banker’s acceptance bill, guarantee letter, delivery guarantee, the amount is the business balance which actually happened but did not paid yet) can not be exceed the above limitation, but the main contract debtor can use the credit amount which has been paid off circularly within the limit.

9.2
The maximum credit amount is only the maximum limitation of main credit loan, when the loan amount is not exceed the above limitation, Party A agrees to take the guarantee responsibility for all interests, punitive interest, fee and all other due payment in the range stipulated in section 11.

10.	The stipulation of section 3 has following definitions:

10.1	If the business stipulated in the main contract is loan, the issue date of each loan can not be later than the date of expiry within the period.

10.2
If the businesses stipulated in the main contract are acceptance of bill/ letter of credit/open letter of guarantee (Or letter of delivery) , the date of party B to accept the bill, open letter of credit or open the guarantee or letter of delivery can not later than the date of expiry within the period.

10.3	The expiry date for each creditor’s right should be based on the expiry date stipulated in each exact business contract, no matter if it has been expired or not in the period.

Section two: The scope of guaranty

11.
Under the main contract, the guarantee’s range for Party A is debt capital, interest, overdue interest, punitive interest, compound interest, liquidated damages, compensation for damages, the fees for party B to achieve the creditor’s right ( including but not limited to litigation fee, arbitration fee, maintenance fee, the announcement fee, appraisal fee, assessment fee, auction fee, trip fee, telegraph fee, lawyer fee etc) and all the other main contract debtor’s due fee.

12.	All the fees except the principal in the above mentioned range, should be calculated into Party A’s guaranteed scope, but shall not be calculated into guaranteed amount of claims under the contract.

Section 3.  The assurance of guaranteed creditor’s right and guaranteed method

13.	The guaranteed creditor’s right will be confirmed under the contract when anyone of the following situations happen:

13.1	The main creditor’s right stipulated in clause 3’s period is expired

13.2	Based on the legal regulation or main contract’s stipulation , the main contract creditor announce all the debt under the contract are expired ahead of time.

13.3	The other circumstances confirmed by guaranteed creditor’s right by law.

14.	The followings take effect when the guaranteed creditor’s right is confirmed under the contract.

14.1
When the guaranteed creditor’s right fixed, the outstanding creditor’s right under the main contract, no matter if the deadline for performance is expired or additional condition existed, all belong to guaranteed creditor’s right scope.

14.2
When the guaranteed creditor’s right fixed, all the payment except principal stipulated in clause 11 of the contract, no matter if it is happened when fixed, all belong to guaranteed creditor’s right scope.

15.
The guarantee method for party A is joint liability, starting from the fixed date of guaranteed creditor’s right and not finished until all the guaranteed creditor’s right have been paid off, if the main contract debtor did not perform the payment liability, the Party B has the right to file a claim for recovery to Party A directly, and Party A should immediately pay off the concerning debt to Party B.

16.
If there are other guarantees (include but not limited to main contract debtor provide Party B the material guarantee) except the guarantee method stipulated in the contract, the party B has the priority to choose performing the right under the contract, and also request party A to take jointly liability, the guarantee responsibility from party A to party B will not be affected by other guarantees, party B to claim right or proceed sue /arbitration/ enforcement will not be taken as a premise to undertake its guaranteed responsibilities. If party B waive, alter the material guarantee from main contract debtor, or change the sequence of guarantee, caused its prior compensation right under the above mention material guarantee get lost or reduced, Party A agrees its guarantee responsibility under the contract will not be waived or reduced.

17.
If party A to provide the guarantee for some creditor’s right under the contract, the creditor’s right under the main contract get some paid off will not reduce or relief the guarantee liability of party A, and party A still need to take the guarantee responsibility for unpaid balance within the scope under the contract.

18.
If the debtor make the early payment under the contract or discuss with the party B to change the interest, party A will carry on the guarantee responsibility for party B ‘s creditor right after changed.

Part 4  Guarantee Period

19.	The guarantee period for party A to take guarantee responsibility is two years, the date will be calculated as follows:

19.1
The deadline for the performance of any debt is earlier or the same as the fixed date of guaranteed creditor’s right, the starting date of guaranteed period for party A to take the guarantee responsibility is counted as the fixed date of guaranteed creditor’s right.

19.2
The deadline for the performance of any debt is later than the fixed date of guaranteed creditor’s right, the starting date of guaranteed period for party A to take the guarantee responsibility is counted as the deadline date of performance for this debt.

20.
The deadline date of performance for the debt include if the main contract debtor take the installment payment, the expiry date for each debt, also include based on the stipulation of main contract, the creditor to announce the date of debt which is expired ahead of time.

21.	If the business for main contract is letter of credit, acceptance bill, guarantee letter, delivery guarantee, the date of advance payment is deemed as the deadline date of performance for the debt.

Section 5 Party A ‘s Right and Obligation

22.	Party A understand and agree all the clauses of contract, and willingly to provide guarantee for main contract debtor and pay off on debtor’s behalf based on the contract.

23.	During the contract period , party A should provide actual information such as personal information , incoming, expense, debt, guarantee and other circumstance about economy conflict with others.

24.	All the files party A provide to party B should be real, accurate, legal and valid.

25.
During the contract period, party A should inform party B in writing about the change of personal or family income, personal identification and legal address or other issues may effect party A’s guarantee ability such as sue, arbitration or other issue within 3 days.

26.	During the contract period, party A should inform B about the change of name, living location and contact information in writing in 7 days after changing.

27.	Party A will promise not to provide to third party other kinds of guarantee which exceed its own guarantee capacity.

28.
When the Party A’s payment under the contract is due, party B has the right to charge from any accounts which A owns in B’s operation place directly at anytime, if still has balance, Party A still need to pay off.

29.	Party B signed the detailed contract with main contact debtor, no need to inform party A.

30.	When borrow new capital for previous debt under the contract, party A still take the guarantee responsibility willingly.

Section 6 The Right and Obligation for Party B

31.	Party B has the right to ask party A to provide all data to reflect party A ‘s qualification.

32.
If party failed to perform the obligation under the contract, party B should charge it directly from any accounts party A own in Huaxia bank, when do so, if the currency in the account is different with main debt currency, should convert it based on party B’s up to date exchange rate.

Section 7 Liability for Breach of Contract

33.
When the contract takes effect, both party A and B should perform its obligation, fail to do so or take only partial obligation should take the liability for breach the contract accordingly, and compensate to other party.

Section 8 Effectiveness of Contract

34.	The contract will take its effect when both parties sign it.

35.
The effectiveness of the contract is independent with main contract, will not be invalid with main contract’s invalid, if the main contract is confirmed to be invalid, thus party A will take the joint liability for main contract debtor’s debt while returning the property or compensate the loss.

Section 9 The assignment of Contract, Change and Termination

36.	While the contract become effective, both party A and B can not change or termination this contract without authorization.

37.
During the contract period, while party B transfer the creditor’s right to third party, no need to get the approval form party A, but should inform party A, party A should still carry on its joint liability in the same scope.

38.
If the type of main creditor’s right under the contact is credit card advance, after party A confirm, to modify the letter of credit with the consent of applicant and party B, if the modified amount in the credit card( the amount exclude interest, Liquidated damages,compensation and other related fees)will not exceed the guaranteed maximum creditor’s right under the contract, no matter how to change the amount or other clauses, the above amends will all be deemed as having party A’s prior’s consent. The guarantee contract will still be effective, and party A still carry on joint liability.

Section 10 Supplementary Provision

39.
During the contract period, if party A change its name, address and contact information without informing party B, all the information required by contract sent to previous mail information from Party B will be deemed as delivered successfully,

40.	While have □ option in contract, have √ inside means this clause is applicable, × means not applicable.

41.	Section all the appendixes under the contract is taken as supplementary provisions for contract, having the same legal right with main contract.

42.
Party A has read and fully understand all the clauses in contract, and party B has taken reasonable method to remind party A all the responsibility waiving and restricting  clauses, and fully explaining the related clauses per party A’s request, there is no conflicts in both parties’ understanding in this contract.

Signature Page

Party A (Entrusted Agent)	(Signature)

September 13, 2011

Party B Huaxia bank co.ltd Ningbo branch (Stamp)

Legal Representative/ Principals: Kaiwen Wei
(Entrusted Agent)

September 13, 2011